As filed with the Securities and Exchange Commission on February 4, 2010

Registration No. 333-162953

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BROOKFIELD HOMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	37-1446709
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8500 Executive Park Avenue Suite 300, Fairfax, Virginia 22031 (703) 270-1700	Kim Mackmin 8500 Executive Park Avenue Suite 300, Fairfax, Virginia 22031 Telephone: (703) 270-1700
(Address, including zip code, and telephone number including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Daniel M. Miller

Dorsey & Whitney LLP

Suite 1605

777 Dunsmuir Street, Pacific Centre

Vancouver, British Columbia

Canada V7Y 1K4

(604) 687-5151

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered(1)	Amount to Be Registered(2)	Proposed Maximum Aggregate Offering Price per Share(3)	Proposed Maximum Aggregate Offering Price(3)(4)	Amount of Registration Fee(5)
Common stock, par value $0.01 per share(6)(7)
Warrants
Rights(8)
Units
Total			$500,000,000	$27,900

(1)	These securities may be sold separately, together or as units with other securities.
(2)	An indeterminate number of our securities listed, as may from time to time be sold, is being registered pursuant to this registration statement.
(3)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $500,000,000. The proposed maximum offering price per security will be determined from time to time in connection with the issuance of such securities registered hereunder.
(4)	The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(5)	A registration fee of $27,900 was paid with the initial filing of this registration statement. The registration fee has been calculated, pursuant to Rule 457(o) under the Securities Act, on the basis of the maximum aggregate offering price of the securities listed.
(6)	Pursuant to Rule 416(a) under the Securities Act, there is also being registered such indeterminate number of additional shares of common stock as may be issued from time to time with respect to shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(7)	There is also being registered such indeterminate number of shares of common stock, as may be issued upon exercise of warrants or rights.
(8)	Rights evidencing the right to purchase shares of common stock.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 4, 2010

PROSPECTUS

BROOKFIELD HOMES CORPORATION

$500,000,000

Common Stock

Warrants

Rights

Units

We may from time to time issue common stock, warrants, rights to purchase common stock or units of these securities having an aggregate offering price of up to $500,000,000.

The securities may be sold from time to time in one or more separate offerings, in amounts, at prices and on terms to be determined at the time of offering. This prospectus describes the general terms of the securities and the general manner in which the securities may be offered. Each time securities are offered, we will provide a prospectus supplement that will contain the specific terms of the securities offered and describe the specific manner in which the securities will be offered.

The prospectus supplement or supplements may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

Shares of our common stock are traded on the New York Stock Exchange under the symbol “BHS.” The last reported sale price of our common stock on February 3, 2010 was $7.08 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter system. If we decide to seek a listing for any of our other securities, that will be disclosed in a prospectus supplement.

Investing in our securities involves a high degree of risk. See “Risk Factors” contained in our periodic filings made with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement that contains a description of those securities.

The date of this prospectus is                             , 2010.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	2
THE COMPANY	3
FORWARD-LOOKING STATEMENTS	4
USE OF PROCEEDS	6
SECURITIES WE MAY OFFER	7
Common Stock	7
Warrants	8
Rights	9
Units	10
PLAN OF DISTRIBUTION	11
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF INFORMATION BY REFERENCE	14
LEGAL MATTERS	15
EXPERTS	15

ABOUT THIS PROSPECTUS

Unless otherwise stated or the context otherwise requires, the terms “Brookfield Homes Corporation,” “we,” “us,” and “our” refer to Brookfield Homes Corporation and its subsidiaries.

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell the securities referenced in this prospectus in one or more offerings. Each time our securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Incorporation of Information by Reference.”

You should rely only on the information contained in this prospectus, any applicable prospectus supplement and those documents incorporated by reference in this prospectus or in the applicable prospectus supplement. We have not authorized anyone to provide you with additional or different information. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state or jurisdiction where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any document incorporated by reference in this prospectus and in any prospectus supplement is accurate as of the date contained on the cover of those documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any prospectus supplement.

THE COMPANY

Brookfield Homes Corporation is a land developer and homebuilder. We entitle and develop land for our own communities and sell lots to third parties. We also design, construct and market single-family and multi-family homes primarily to move-up and luxury homebuyers. Our operations are currently focused primarily in the following markets: Northern California (San Francisco Bay Area and Sacramento); Southland / Los Angeles; San Diego / Riverside; and the Washington D.C. Area.

Our common stock trades on the New York Stock Exchange under the symbol “BHS.” Our principal executive offices are located at 8500 Executive Park Avenue, Suite 300, Fairfax, Virginia, 22031. Our telephone number is (703) 270-1700.

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the documents incorporated in this prospectus by reference contain “forward-looking statements” within the meaning of the United States federal securities laws. The words “may,” “believe,” “will,” “anticipate,” “expect,” “planned,” “estimate,” “project,” “future,” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements. The forward-looking statements in this prospectus and the documents incorporated in this prospectus by reference include, among others, statements with respect to:

•	planned home closings, deliveries and land and lot sales (and the timing thereof);

•	sources of strategies and foundations for future growth;

•	supply and demand equilibrium;

•	visibility of cash flow;

•	financing sources;

•	sufficiency of our access to capital resources;

•	tax recoveries;

•	ability to create shareholder value;

•	business goals and strategy;

•	the stability of the homebuilding industry;

•	the effect of challenging conditions on us;

•	expectations of future cash flow;

•	ability to generate sufficient cash flow from our assets to repay maturing project specific debt and other financings;

•	valuation allowances;

•	the effect of interest rate changes;

•	strategic goals;

•	the effect on our business of existing lawsuits;

•	whether or not our letters of credit or performance bonds will be drawn upon;

•	acquisition strategies;

•	capital expenditures; and

•	the time at which construction and sales begin on a project.

Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from the anticipated future results expressed or implied by the forward-looking statements. Factors that could cause actual results to differ materially from those set forward in the forward-looking statements include, but are not limited to:

•	changes in general economic, real estate and other conditions;

•	mortgage rate and availability changes;

•	availability of suitable undeveloped land at acceptable prices;

•	adverse legislation or regulation;

•	ability to obtain necessary permits and approvals for the development of our land;

•	availability of labor or materials or increases in their costs;

•	ability to develop and market our master-planned communities successfully;

•	ability to obtain regulatory approvals;

•	confidence levels of consumers;

•	our debt and leverage;

•	ability to raise capital on favorable terms;

•	adverse weather conditions and natural disasters;

•	relations with the residents of our communities;

•	risks associated with increased insurance costs or unavailability of adequate coverage;

•	ability to obtain surety bonds;

•	ability to retain our executive officers;

•	relationships with our affiliates;

•	competitive conditions in the homebuilding industry, including product and pricing pressures; and

•	additional risks and uncertainties, many of which are beyond our control, referred to in this prospectus, the documents incorporated in this prospectus by reference and our other Commission filings.

Except as required by law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. However, any further disclosures made on related subjects in subsequent reports on Forms 10-K, 10-Q and 8-K should be consulted.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include the acquisition, development and construction of new residential properties, the acquisition of companies or operations in homebuilding and related businesses, or the repayment of existing indebtedness.

SECURITIES WE MAY OFFER

We may, from time to time offer under this prospectus, separately or together:

•	common stock;

•	warrants entitling the holders to purchase common stock;

•	rights to purchase our common stock; and

•	units consisting of any of the above securities.

The following is a general description of the terms and conditions of the securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each security. This prospectus and any accompanying prospectus supplement, taken together, will contain the material terms and conditions for each security. The prospectus supplement may also add, update or change the terms and conditions of the securities as described in this prospectus. These securities may be sold separately, together or as units with other securities offered under this prospectus.

Common Stock

The following is a general description of the terms of our common stock. You are strongly encouraged, however, to read our amended and restated certificate of incorporation and our amended and restated bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part and available from us, at no cost, upon request.

Voting Rights. Each share of our common stock is entitled to one vote. Except as provided under the Delaware General Corporation Law, the holders of shares of our common stock vote together as a single class on all matters on which stockholders are permitted or entitled to vote, including the election of directors.

Dividends. Each share of our common stock is entitled to receive dividends, if, as and when declared by our board of directors out of funds legally available for that purpose and subject to preferences that may apply to any preferred stock, including our convertible preferred stock, that we may issue in the future.

Liquidation Rights. If we are dissolved or liquidated, after we satisfy all of our debts and liabilities and distributions to the holders of any preferred stock, including our convertible preferred stock, or debt instruments that we may issue in the future to which they are preferentially entitled, holders of our common stock will be entitled to share equally with other holders of our common stock in the distribution of assets to the stockholders.

Other Provisions. There are no cumulative, subscription or preemptive rights to subscribe for any additional securities that we may issue, and there are no redemption provisions, conversion provisions or sinking fund provisions applicable to our common stock.

Election of Directors. The election of our directors is determined by a majority of the votes cast at any general meeting at which our directors are elected. Our stockholders do not and will not have cumulative voting rights. Accordingly, our largest beneficial stockholder, Brookfield Asset Management, as the holder of approximately 60.44% of the voting rights attached to our common stock (82.40% assuming full conversion by it of our 8% convertible preferred stock), will, as a practical matter, have the power to control the election of all of our directors.

Board Actions. Our by-laws provide that certain actions require approval by our board of directors. These actions require approval by a majority of the votes present and entitled to be cast at a properly convened meeting of our board of directors.

Transfer Agent and Registrar. BNY Mellon Shareowner Services is the transfer agent and registrar for shares of our common stock.

Registration Rights. None of our common stock is subject to registration rights under the Securities Act of 1933.

Certificate of Incorporation and By-laws. Our certificate of incorporation and by-laws include provisions that require that any action to be taken by our stockholders be effected at a duly called annual or special meeting or by written consent.

Liability of Officers and Directors .Our certificate of incorporation states that no director will be personally liable for violations of the director’s fiduciary duties, except:

•	for any breach of the director’s duty of loyalty to our corporation or our stockholders;

•	for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law;

•	for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; and

•	for any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation further states that we may indemnify any officer or director against any liability, loss, damage or expense incurred or suffered by the officer or director in the individual’s capacity as officer or director, subject to the Delaware General Corporation Law and except for liability resulting from intentional misconduct or a knowing violation of law. We have been informed that in the opinion of the Commission, indemnification for liabilities under the Securities Act is against public policy and unenforceable.

To the extent any director or officer is successful in defending any proceeding, whether civil or criminal, our certificate of incorporation states that we will indemnify the individual for all liabilities incurred in the individual’s capacity as officer or director.

Our certificate of incorporation permits us, subject to applicable law, to advance the expenses incurred in defending any civil or criminal action for which indemnification is required against an undertaking of the indemnified person to repay the amount advanced if it is ultimately determined that the indemnified person is not entitled to be indemnified and subject to a determination by our board of directors or, in specified situations, independent legal counsel or a majority vote of our stockholders, that indemnification would be proper in the circumstances.

Convertible Preferred Stock. We have issued and outstanding 10,000,000 shares of 8% convertible preferred stock, which was issued pursuant to our certificate of designations for that 8% convertible preferred stock. The certificate of designations for our 8% convertible preferred stock is filed as an exhibit to the registration statement of which this prospectus forms a part. The shares of 8% convertible preferred stock are convertible into shares of common stock at a conversion rate of 3.571428571 shares of common stock per share of 8% convertible preferred stock, subject to adjustment in accordance with the terms of the 8% convertible preferred stock. Holders of 8% convertible preferred stock are entitled to receive cumulative dividends on the 8% convertible preferred stock at the rate of 8% per year of the $25.00 stated value of each share of 8% convertible preferred stock. We may elect to pay dividends on the 8% convertible preferred stock in cash, shares of common stock or a combination of cash and shares of common stock. Holders of 8% convertible preferred stock generally have no voting rights. The 8% convertible preferred stock ranks prior to common stock as to payment of dividends and distribution of assets on liquidation, dissolution or winding-up of our company. The 8% convertible preferred stock is not redeemable but may be converted into shares of common stock at our option under certain circumstances. We refer you to the full description of the terms of the 8% convertible preferred stock contained in the certificate of designations.

Warrants

The following is a general description of the terms of our warrants. We will issue each series of warrants under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent. Before we issue any series of warrants under this prospectus, we will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference into the registration statement from another report that we file with the Commission, the form of warrant agreement (and the form of warrant certificate) that describes the terms of the particular series of warrants we are offering. The following description of the warrants is subject to, and qualified in its entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. Prior to purchasing our warrants, we urge you to read the applicable prospectus supplement related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreement and warrant certificate that contain the terms of the warrants.

Each prospectus supplement will describe:

•	the title of the warrants;

•	the aggregate number of warrants to be issued and currently outstanding, if any;

•	the price or prices at which the warrants will be issued;

•	the number of shares of common stock purchasable upon exercise of the warrants and the exercise price of each warrant;

•	the procedures and conditions relating to the exercise of the warrants including:

•	the date on which the right to exercise the warrants will commence and the date on which that right will expire;

•	the maximum or minimum number of the warrants which may be exercised at any time; and

•	any limitations relating to the exchange and exercise of the warrants;

•	any provisions for adjustment of the number of shares of our common stock issuable upon exercise of the warrants and/or the exercise price of the warrants;

•	if applicable, a discussion of any material federal income tax considerations;

•	the terms of any rights to redeem or call the warrants;

•	the manner in which the warrant agreement and warrants may be modified; and

•	any other material terms of the warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock issuable upon exercise.

The description of warrants in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the warrant agreement relating to the warrants being offered.

Rights

We may issue rights to purchase common stock that we may offer to our security holders. The rights may or may not be transferable by the persons purchasing or receiving the rights. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. Before we issue any rights under this prospectus, we will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference into the registration statement from another report that we file with the Commission, the form of rights agreement (and the form of rights certificate) that describes the terms of the particular rights we are offering. The following description of the rights is subject to, and qualified in its entirety by reference to, all of the provisions of the rights agreement and rights certificate applicable to any particular rights. Prior to purchasing our rights, we urge you to read the applicable prospectus supplement related to the particular rights that we offer and sell under this prospectus, as well as the complete rights agreement and rights certificate that contain the terms of the rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;

•	the aggregate number of rights issued and the aggregate number of shares of common stock purchasable upon exercise of the rights;

•	the exercise price;

•	the conditions to completion of the rights offering;

•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

•	any applicable federal income tax considerations.

Each right will entitle the holder of the rights to purchase for cash the number of shares of common stock at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our securityholders, to or through agents, underwriters or dealers or through a combination of these methods, including pursuant to standby underwriting or other arrangements, as described in the applicable prospectus supplement.

The description of rights in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the rights agreement relating to the rights being offered.

Units

We may issue units to purchase one or more of the securities referenced in this prospectus. The terms of the units will be set forth in a prospectus supplement. Before we issue any units under this prospectus, we will file as an exhibit to the registration statement of which this prospectus is a part, or incorporate by reference into the registration statement from another report that we file with the Commission, the form of unit or other agreement that describes the terms of the units we are offering. Prior to purchasing any of our units, we encourage you to read the applicable prospectus supplement and unit or other agreement.

PLAN OF DISTRIBUTION

Any of the securities being offered by this prospectus may be sold:

•	through agents;

•	to or through underwriters;

•	through dealers;

•	directly by us to purchasers;

•	a combination of any these methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

The securities may be sold at a fixed price or prices which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include crosses or block trades:

•	transactions on the New York Stock Exchange or any other organized market where the securities may be traded;

•	in the over-the-counter market;

•	in negotiated transactions;

•	through put or call option transactions relating to the securities;

•	under delayed delivery contracts or other contractual commitments; or

•	a combination of these methods of sale.

The applicable prospectus supplement will describe the terms of the offering of securities, including:

•	the name of any underwriter, dealer or agent involved in the offer and sale of the securities;

•	the terms of the offering;

•	the purchase price of the securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	the anticipated delivery date of the securities;

•	any discounts or concession allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Sales Through Underwriters or Dealers

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

In connection with sales to underwriters, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be underwriters within the meaning of the Securities Act, may then resell those securities to the public. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Direct Sales and Sales Through Agents

We may solicit offers to purchase securities directly from the public from time to time. In this case, no underwriters or agents would be involved. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. These agents may be deemed to be underwriters within the meaning of the Securities Act. The applicable prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions we may pay the agents in that offering. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Market Making, Stabilization and Other Transactions

Our common stock is listed on the New York Stock Exchange. Unless otherwise specified in the applicable prospectus supplement, each other class or series of securities issued will be a new issue with no established trading market. We may elect to list any other class or series of securities on any exchange, but we are not currently obligated to do so. Any underwriters that we use in the sale of offered securities may make a market in the securities, but may discontinue market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution has been completed, in order to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Indemnification

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that these persons make with respect to these liabilities. Our underwriters, dealers and agents, or their affiliates, may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the Commission registering the securities that may be offered and sold hereunder. The registration statement, including exhibits thereto, contains additional relevant information about us and these securities that, as permitted by the rules and regulations of the Commission, we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below. You should read the registration statement for further information about us and these securities.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, and, in accordance with these requirements, we are required to file periodic reports and other information with the Commission. The reports and other information filed by us with the Commission may be inspected and copied at the public reference facilities maintained by the Commission as described below.

You may copy and inspect any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549. Please call the Commission at 1-800-SEC-0330 for further information about the operation of the public reference rooms. The Commission also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the Commission. Additionally, we make these filings available, free of charge, on our website at www.brookfieldhomes.com as soon as reasonably practicable after we electronically file these materials with, or furnish them to, the Commission. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this prospectus, and should not be relied upon in connection with making any investment decision with respect to our shares of common stock or other securities offered by this prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus. This means we disclose important information to you by referring you to documents that we have previously filed with the Commission or documents that we will file with the Commission in the future. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the Commission will automatically update and supersede information in this prospectus. We incorporate by reference the documents listed below into this prospectus, and any future filings made by us with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until the termination of this offering, including all filings made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of that registration statement. We hereby incorporate by reference the following documents:

•

our Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Commission on February 13, 2009 and the portions of our proxy statement, dated February 26, 2009, for our 2009 Annual Meeting of Stockholders that are incorporated by reference into the Form 10-K;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2009, filed with the Commission on May 8, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2009, filed with the Commission on August 10, 2009;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2009, filed with the Commission on November 5, 2009;

•

our Current Reports on Form 8-K, filed with the Commission on January 29, 2009, January 30, 2009, February 2, 2009, February 5, 2009, February 6, 2009, February 24, 2009, March 4, 2009, March 25, 2009, April 3, 2009, May 4, 2009, May 6, 2009, May 26, 2009, July 31, 2009, August 5, 2009, November 3, 2009 and January 6, 2010; and

•

the description of our common stock, par value $0.01 per share, included in our Registration Statement on Form 10 filed with the Commission on October 31, 2002, as amended, including any amendment or report filed for the purpose of amending such description.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus is modified or superseded for purposes of the prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded does not, except as so modified or superseded, constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by written or oral request made to us at the following address or telephone number:

Brookfield Homes Corporation

8500 Executive Park Avenue,

Suite 300, Fairfax, Virginia 22031

Telephone: (858) 481-2567

Attn: Director, Investor Relations

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Dorsey & Whitney LLP, Vancouver, B.C., Canada and Seattle, Washington.

EXPERTS

The financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered chartered accounting firm, as stated in their reports, which are incorporated in this prospectus by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The expenses relating to the registration of the securities registered hereby will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$27,900
Printing and Mailing Costs	$10,000*
Accounting Fees and Expenses	$20,000*
Legal Fees and Expenses	$50,000*
Miscellaneous Expenses	$10,000*

Total	$117,900*

*	Estimated.

Item 15.	Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the certificate of incorporation and the bylaws of Brookfield Homes Corporation, a Delaware Corporation.

Our certificate of incorporation states that no director will be personally liable for violations of the director’s fiduciary duty, except: for any breach of the director’s duty of loyalty to the corporation or our stockholders; for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions; and for any transaction from which the director derived an improper personal benefit.

As permitted by Section 145 of the Delaware General Corporation Law, our certificate of incorporation further states that we may indemnify any officer or director against any liability, loss, damage or expense incurred or suffered by the officer or director in the individual’s capacity as officer or director, subject to the Delaware General Corporation Law and except for liability resulting from intentional misconduct or a knowing violation of law.

To the extent any director or officer is successful in defending any proceeding, whether civil or criminal, our certificate of incorporation states that we will indemnify the individual for all liabilities incurred in the individual’s capacity as officer or director.

Our certificate of incorporation permits us, subject to applicable law, to advance the expenses incurred in defending any civil or criminal action for which indemnification is required against an undertaking of the indemnified person to repay the amount advance if it is ultimately determined that the indemnified person is not entitled to be indemnified and subject to a determination by our board of directors or, in specified situations, independent legal counsel or a majority vote of our stockholders, that indemnification would be proper in the circumstances.

Section 145 of the Delaware General Corporation Law also permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145 of the Delaware General Corporation Law.

We maintain an insurance policy on behalf of our company and our subsidiaries, and on behalf of our and their directors and officers, covering certain liabilities that may arise as a result of the actions of such directors and officers.

We have been informed that in the opinion of the Securities and Exchange Commission, indemnification for liabilities under the Securities Act is against public policy and unenforceable.

Item 16.	Exhibits.

The Exhibits to this registration statement are listed in the Index to Exhibits.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424 (b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424 (b)(2), or (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of its annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on February 4, 2010

BROOKFIELD HOMES CORPORATION

By:	/s/ Ian G. Cockwell
Ian G. Cockwell President and Chief Executive Officer

and in New York, New York, USA, on February 4, 2010.

BROOKFIELD HOMES CORPORATION

By:	/s/ Craig J. Laurie
Craig J. Laurie Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on February 4, 2010.

Signature	Title

/s/ Ian G. Cockwell Ian G. Cockwell	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ Craig J. Laurie Craig J. Laurie	Executive Vice President and Chief Financial Officer (principal financial and accounting officer)

* Robert L. Stelzl	Chairman of the Board

* Robert A. Ferchat	Director

* J. Bruce Flatt	Director

* Bruce T. Lehman	Director

* Alan Norris	Director

Signature	Title

* Timothy R. Price	Director

* David M. Sherman	Director

* Michael D. Young	Director

*By:	/s/ Ian G. Cockwell
Ian G. Cockwell
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Brookfield Homes Corporation (incorporated by reference to Exhibit 3.1 to Brookfield Homes Corporation’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on October 31, 2002).

4.2	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Brookfield Homes Corporation (incorporated by reference to Exhibit 3.1 to Brookfield Homes Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 25, 2009).

4.3	Certificate of Designations for convertible preferred stock (incorporated by reference to Exhibit 3.1 to Brookfield Homes Corporation’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 24, 2009).

4.4	Amended and Restated By-laws of Brookfield Homes Corporation (incorporated by reference to Exhibit 3.2 to Brookfield Homes Corporation’s Registration Statement on Form 10, filed with the Securities and Exchange Commission on October 31, 2002).

4.5*	Form of Warrant Agreement.

4.6*	Form of Warrant Certificate.

4.7*	Form of Rights Agreement.

4.8*	Form of Rights Certificate.

4.9*	Form of Unit Agreement.

5.1	Opinion of Dorsey & Whitney LLP regarding the validity of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).

24.1†	Powers of Attorney.

24.2†	Power of Attorney of Craig J. Laurie.

24.3†	Power of Attorney of David M. Sherman.

*	To be filed by amendment or pursuant to a Current Report on Form 8-K to be incorporated herein by reference.
†	Previously filed.